Exhibit 99.1

The CFS Group

Combined and Consolidated Financial Statements

Years Ended December 31, 2016 and 2015

The CFS Group

Contents

Independent Auditor’s Report	3

Combined and Consolidated Financial Statements

Combined and Consolidated Balance Sheets	4 – 5

Combined and Consolidated Statements of Operations	6

Combined and Consolidated Statements of Changes in Equity	7

Combined and Consolidated Statements of Cash Flows	8

Notes to Combined and Consolidated Financial Statements	9 – 24

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Meridian Waste Solutions, Inc.

We have audited the accompanying combined and consolidated balance sheets of The CFS Group as of December 31, 2016 and 2015, and the related statements of operations, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The CFS Group as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP

Denver, Colorado
May 1, 2017

3

The CFS Group

Combined and Consolidated Balance Sheets

	December 31,
	2016	2015

Assets

Current Assets
Cash	$-	$-
Accounts receivable, net of allowance for doubtful accounts of $65,829 and $50,039	2,759,948	2,369,546
Prepaid expenses and other	1,451,540	728,235

Total current assets	4,211,488	3,097,781

Property and equipment, net	12,377,654	13,299,223

Landfill sites, net	24,546,411	21,496,423

Other Assets
Goodwill	481,975	481,975
Intangible assets, net	4,027,498	4,954,774
Miscellaneous	14,026	17,065

Total other assets	4,523,499	5,453,814

Total assets	$45,659,052	$43,347,241

See accompanying notes to these combined and consolidated financial statements.

4

The CFS Group

Combined and Consolidated Balance Sheets

	December 31,
	2016	2015

Liabilities and Equity

Current liabilities
Accounts payable	$2,652,308	$2,568,120
Accrued liabilities	1,889,428	460,255
Current portion of long-term debt	114,171	144,804
Current portion of capital lease obligations	563,312	454,350

Total current liabilities	5,219,219	3,627,529

Accrued landfill retirement obligations	7,847,219	5,681,398
Other liabilities	959,636	842,329
Long-term debt, less current portion	1,319,773	1,436,082
Capital lease obligations, less current portion	5,705,921	4,592,897

Total liabilities	21,051,768	16,180,235

Commitments and contingencies (Notes 8 & 9)

Equity
Controlling interest	24,536,414	27,102,560
Non-controlling interest	70,870	64,446

Total equity	24,607,284	27,167,006

Total liabilities and equity	$45,659,052	$43,347,241

See accompanying notes to these combined and consolidated financial statements.

5

The CFS Group

Combined and Consolidated Statements of Operations

	For the Years Ended December 31,
	2016	2015

Revenues	$20,782,287	$19,020,098

Operating costs and expenses
Direct costs	14,848,840	15,380,890
Selling, general and administrative	5,094,810	5,065,764
Depreciation, depletion, accretion and amortization	9,094,145	7,773,081

Total operating costs and expenses	29,037,795	28,219,735

Operating loss	(8,255,508)	(9,199,637)

Other income (expense)
Interest expense	(372,516)	(323,401)
Gain on sale of fixed assets	259,640	-
Other, net	-	(757)

Total other expense	(112,876)	(324,158)

Net loss	(8,368,384)	(9,523,795)

Net income attributable to non-controlling interests	(117,304)	(150,000)

Net loss attributable to controlling interests	$(8,485,688)	$(9,673,795)

See accompanying notes to these combined and consolidated financial statements.

6

The CFS Group

Combined and Consolidated Statements of Changes in Equity

	For the Years Ended December 31, 2016 and 2015
	Controlling	Non-controlling	Total
	Interest	Interest	Equity

Balances, December 31, 2014	$32,330,463	$64,502	$32,394,965

Distributions	-	(150,056)	(150,056)

Contribution from parent	4,445,892	-	4,445,892

Net income (loss)	(9,673,795)	150,000	(9,523,795)

Balances, December 31, 2015	27,102,560	64,446	27,167,006

Distributions	-	(110,880)	(110,880)

Contribution from parent	5,919,542	-	5,919,542

Net income (loss)	(8,485,688)	117,304	(8,368,384)

Balances, December 31, 2016	$24,536,414	$70,870	$24,607,284

See accompanying notes to these combined and consolidated financial statements.

7

The CFS Group

Combined and Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015

Operating activities
Net loss	$(8,368,384)	$(9,523,795)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	9,094,145	7,773,081
Gain on disposal of equipment	(259,640)	-
Change in assets and liabilities:
Accounts receivable	(390,401)	1,204,426
Prepaid expenses and other	(709,664)	(36,218)
Accounts payable and accrued liabilities	1,631,530	1,235,310

Net cash provided by operating activities	997,586	652,804

Investing activities
Capital expenditures	(6,521,771)	(4,625,747)
Proceeds from disposal of equipment	307,906	-

Net cash used in investing activities	(6,213,865)	(4,625,747)

Financing activities
Payments on long-term debt and capital lease obligations	(592,383)	(346,847)
Distributions to non-controlling interests	(110,880)	(150,036)
Contribution from parent	5,919,542	4,445,892

Net cash provided by financing activities	5,216,279	3,949,009

Net change in cash	-	(23,934)

Cash, beginning of year	-	23,934

Cash, end of year	$-	$-

Supplemental disclosures of cash flow information
Interest paid	$286,485	$363,278
Equipment acquired under capital lease or note payable	$1,668,488	$1,186,931
Property and equipment included in accounts payable	$529,996	$1,418,656
Non-cash additions to landfill asset retirement obligations	$1,707,362	$929,218

See accompanying notes to these combined and consolidated financial statements.

8

The CFS Group

Notes to Combined and Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Basis of Presentation and Nature of Operations

The accompanying Combined and Consolidated Financial Statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of The CFS Group, LLC; The CFS Group Disposal & Recycling Services, LLC; and RWG5, LLC (collectively, “The CFS Group”, “The Company”, “we”, “us”, or “our”). All significant intercompany balances and transactions are eliminated in combination and consolidation.

The Company consists of three separate Virginia Limited Liability Companies and a variable interest entity (“VIE”): The CFS Group, LLC and The CFS Group Disposal & Recycling Services, LLC (collectively “CFS”); RWG5, LLC (“RWG5” or “Lunenburg Landfill”); and Tri –City Recycling Center, LLC (“TCR”)-a VIE owned 20% by the Company. As of December 31, 2016 and 2015, all entities of the Company were wholly-owned subsidiaries of Waste Services Industries, LLC (“WSI”). All entities are Limited Liability Companies (“LLC”) and as such, the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness for an LLC is limited to the member’s actual capital contribution.

The Company is a multi-location solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers. The Company was founded in 2008.

CFS is engaged in the solid waste and recycling collection service for customers throughout Central Virginia and the operation of the Tri-City Regional Landfill in Petersburg, Virginia. RWG5 is engaged in the operation of a landfill in Lunenburg, Virginia.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts, depletion of landfill costs, carrying amounts of goodwill and other intangible assets, landfill closure obligations, revenue recognition, and carrying amounts of long-lived assets.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturity of three months or less from the date of purchase to be cash equivalents.

Business Combinations and Acquisitions

The Company allocates the purchase price of an acquired business to the identified assets and liabilities acquired based on their estimated fair values at the dates of acquisition, with any residual amounts allocated to goodwill. Purchase price allocations are considered preliminary until we have obtained all required information to complete the allocation. Finalization of purchase price allocations would not exceed one year from the date of consummation of an acquisition. Adjustments to the allocation of purchase price may decrease those amounts allocated to goodwill and, as such, may increase those amounts allocated to other tangible or intangible assets, which may result in higher depreciation, depletion or amortization expense in future periods. Revisions to preliminary purchase price allocations, if any, are reflected retrospectively. Assets acquired in a business combination that will be sold are valued at fair value less cost to sell. Results are included for acquired entities from the date of acquisition forward.

9

The CFS Group

Notes to Combined and Consolidated Financial Statements

Accounts Receivable

Accounts receivable are recorded at management’s estimate of net realizable value. At December 31, 2016 and December 31, 2015, the Company had approximately $2,800,000 and $2,400,000 of gross trade receivables, respectively.

Our reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. We maintain the allowance for doubtful accounts based on the expected collectability of our accounts receivable. We perform credit evaluations of significant customers and establish an allowance for doubtful accounts based on the aging of receivables, payment performance factors, historical trends and other information. We evaluate and revise our reserve periodically based on a review of specific accounts outstanding and our history of uncollectible accounts.

Prepaid Expenses and Other

Amounts included primarily include expenditures for insurance, advertising, and other similar expenditures that will be amortized into expense over approximately a one year period. Also included are truck fuel and supplies inventory.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Improvements or betterments that extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are expensed as incurred. Gains or losses resulting from property and equipment retirements or disposals are credited or charged to earnings in the year of disposal.

Depreciation and amortization is computed over the estimated useful life using the straight-line method as follows:

Buildings	20 to 30 years
Vehicles	3 to 10 years
Containers, compactors and landfill and recycling equipment	3 to 10 years
Furniture, fixtures and other office equipment	3 to 7 years
Leaseholds and improvements	Shorter of lease term or estimated life

Long-Lived Assets

We periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of property and equipment or whether the remaining balance of property and equipment, or other long-lived assets, should be evaluated for possible impairment. Instances that may lead to an impairment include: (i) a significant decrease in the market price of a long-lived asset group; (ii) a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition; (iii) a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset or asset group, including an adverse action or assessment by a regulator; (iv) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group; (v) a current-period operating or cash flow loss combined and consolidated with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group; or (vi) a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

10

The CFS Group

Notes to Combined and Consolidated Financial Statements

We use an estimate of the related undiscounted cash flows, excluding interest, over the remaining life of the property and equipment and long- lived assets in assessing their recoverability. We measure impairment loss as the amount by which the carrying amount of the asset(s) exceeds the fair value of the asset(s). We primarily employ two methodologies for determining the fair value of a long-lived asset: (i) the amount at which the asset could be sold in a current transaction between willing parties; or (ii) the present value of expected future cash flows grouped at the lowest level for which there are identifiable independent cash flows. As of December 31, 2015 and 2016, the Company’s estimated future undiscounted cash flows exceed the carrying value of the long-lived assets.

Landfill Sites

Capitalized landfill costs include expenditures for land, permitting costs, cell construction costs and environmental structures. Capitalized permitting and cell construction costs are limited to direct costs relating to these activities, including legal, engineering and construction costs associated with excavation, liners and site berms, leachate management facilities and other costs associated with environmental equipment and structures.

Landfill sites are depleted as airspace is consumed using the units-of-consumption method over the total available airspace. Environmental structures, which include leachate collection systems, methane collection systems and groundwater monitoring wells, are charged to expense over the shorter of their useful life or the life of the landfill.

The Company records the fair value of landfill retirement obligations in the period in which they are incurred. When a new liability is recorded, the Company capitalizes the costs of the liability by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the Company settles the obligation for its recorded amount or incurs a gain or loss.

We assess the carrying value of our landfill sites, if necessary, using the same criteria discussed in the Long-Lived Assets discussion above. We consider certain impairment indicators previously discussed that require significant judgment and understanding of the waste industry when applied to landfill development or expansion.

We update the development cost estimates, closure and post-closure and future capacity estimates for our landfills as necessary. Future capacity estimates are updated using surveys to estimate utilized disposal capacity and remaining disposal capacity. Updates to cost and capacity estimates are reviewed and approved by senior management.

11

The CFS Group

Notes to Combined and Consolidated Financial Statements

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the estimated fair value of assets and assumed liabilities in a business combination, net of amortization and impairments. We do not amortize goodwill, but we assess our goodwill for impairment at least annually. An impairment evaluation first considers qualitatively whether it is more likely than not that the fair value of the goodwill is less than the carrying amount. In making this assessment, management considers a number of qualitative factors including operating results, business plans, economic projections, anticipated future cash flows, and market conditions. If qualitative factors indicate potential impairment, then a quantitative analysis would be required. Our assessment date was December 31 and there were no indicators that goodwill was impaired at December 31, 2016 and 2015.

The Company’s intangible assets relate to the solid waste collection businesses. There are no intangibles related to the Company’s landfill operations. Intangible assets have finite useful lives and are amortized by the Company using the straight-line method over their estimated useful lives and are evaluated for impairment when indicators of such are present. Intangible assets are considered impaired if the fair value of the intangible assets is lower than carrying value. The fair value of intangible assets is determined based upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset, or upon estimated replacement cost. The Company did not incur any impairment charges to intangible assets during the years ended December 31, 2016 and 2015.

Concentration of Credit Risk

At December 31, 2016 and 2015, four customers accounted for approximately 44% and 39% of gross accounts receivable, respectively. For the years ended December 31, 2016 and 2015, the Company’s three largest customers accounted for 32% and 31% of revenues, respectively.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Accrued Landfill Retirement Obligations

Capitalized Landfill Costs (Including Final Capping and Post Closure Costs)

The Company capitalizes various costs associated with the landfill purchase and related expansion. These costs generally include expenditures for permitting; excavation; liner material and installation; landfill leachate collection systems; landfill gas collection systems; environmental monitoring equipment for groundwater and landfill gas; and directly related engineering, capitalized interest, on-site road construction and other capital infrastructure costs. The cost basis of landfill assets also includes estimated asset retirement costs, which represent future costs associated with landfill final capping, closure and post-closure activities. These costs are discussed below.

12

The CFS Group

Notes to Combined and Consolidated Financial Statements

The Company has no assets that are legally restricted for purposes of settling asset retirement obligations.

Landfill Accounting

●	Final Capping and Closure Costs - Final capping involves the installation of flexible membrane liners and geosynthetic clay liners, drainage and compacted soil layers and topsoil over areas of the landfill where capacity has been consumed. Closure includes demobilization and routine maintenance costs. These are costs incurred after the site ceases to accept waste, but before the landfill is certified as closed by the applicable state regulatory agency. Accrued final capping, closure and post-closure costs represent an estimate of the current value of the future obligation associated with final capping, closure and post-closure monitoring landfills currently owned by the Company.

●	Post-Closure - Involves the maintenance and monitoring of the landfill site once it has been certified closed by the Virginia Department of Environmental Quality. The Company is required to maintain and monitor the closed landfill site for a 30-year period. Post-closure obligations are recorded over the life of the landfill based on estimates of the discounted cash flows associated with performing post-closure activities.

The Company develops estimates of these obligations using input from operations personnel, engineers and accountants. The estimates are based on management’s interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Absent quoted market prices, the estimate of fair value is based on the best available information, including the results of present value techniques. In many cases, the Company contracts with third parties to fulfill its obligations for final capping, closure and post-closure. Management uses historical experience, professional engineering judgment and quoted and actual prices paid for similar work to determine the fair value of these obligations.

Once the final capping, closure and post-closure costs have been determined, the costs are inflated to the expected time of payment and then those expected future costs are discounted back to present value. The inflation rate used for the recognition of the fair value of new retirement liabilities in 2016 was 2.41%. The costs are discounted to present value using the credit-adjusted, risk-free rate effective at the time an obligation is incurred, consistent with the expected cash flow approach. Any changes in expectations that result in an upward revision to the estimated cash flows are treated as a new liability and discounted at the current rate while downward revisions are discounted at the historical weighted-average rate of the recorded obligation. As a result, the credit-adjusted, risk-free discount rate used to calculate the present value of an obligation is specific to each individual asset retirement obligation. The rate applicable to the Company’s asset retirement obligation at December 31, 2016 was 5.75% which approximates the credit adjusted, risk-free discount rate effective when the initial landfill retirement obligation was recorded.

Since the Company records the estimated fair value of final capping, closure and post-closure liabilities for the landfill based on the estimated time before these costs are expected to be incurred, this includes estimates of current capacity consumed throughout the current period, as well as estimates of future capacity available after the expansion efforts are completed. However, the underlying costs related to capacity usage are not expected to change significantly over the current remaining estimated landfill life. Because these obligations are measured at estimated fair value using present value techniques, changes in the estimated cost or timing of future final capping, closure and post-closure activities could result in a material change in these liabilities, related assets and results of operations. The Company analyzes the appropriateness of the estimates used to develop our recorded balances annually, or more often if significant facts change.

13

The CFS Group

Notes to Combined and Consolidated Financial Statements

Amortization of Landfill Assets (excluding asset retirement costs) - The amortizable basis of a landfill includes (i) amounts previously expended and capitalized; and (ii) projections of future purchase and development costs required to develop the landfill site to its remaining permitted and expansion capacity. Amortization is recorded on a units-of-consumption basis, applying expense as a rate per ton. The rate per ton is calculated by dividing each component of the amortizable basis of a landfill by the number of tons needed to fill the corresponding asset’s airspace.

Depreciation of projected asset retirement costs, including capping and post closure costs is recorded on a straight-line basis over the remaining life of the landfill since these costs are not associated with capacity usage (costs will be incurred regardless of future expansions). For the years ended December 31, 2016 and 2015, depreciation of $426,681 and $176,156 was included in the combined and consolidated statements of operations.

Accretion expense on final capping, closure and post-closure liabilities is recorded using the effective interest method. For the years ended December 31, 2016 and 2015, accretion of $417,027 and $361,289 was included in the combined and consolidated statements of operations.

Environmental Remediation Liabilities

The Company is subject to an array of laws and regulations relating to the protection of the environment. The Company expenses costs incurred to investigate and remediate environmental issues unless they extend the economic useful life of the related assets. Under current laws and regulations, the Company may have liabilities for environmental damage caused by operations, or for damage caused by conditions that existed before the landfill site was acquired. Such liabilities are accrued when management determines that the liability is both probable and reasonably estimable, and disclosed when it is at least reasonably possible that the liability will be incurred. For the years ended December 31, 2016 and 2015, there was an outstanding corrective action plan for the Tri-City Regional landfill site related to groundwater monitoring and evaluation in the amount of approximately $316,000 and $353,000, respectively, included in accrued liabilities.

14

The CFS Group

Notes to Combined and Consolidated Financial Statements

Revenue Recognition

The Company follows the guidance of ASC 605 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable and collectability is reasonably assured.

We generally provide services under contracts with municipalities or individual customers. Municipal and commercial contracts are generally long-term and often have renewal options. Revenue from fees charged for waste collection, disposal, and recycling are recognized as services are performed.

At its discretion, management can offer prompt payment discounts to certain customers for timely payment of their invoices. Revenue is recorded net of any prompt payment discounts utilized by customers.

Presentation of Sales Tax

Certain portions of the Company’s sales are subject to sales tax imposed by various jurisdictions. The Company collects that sales tax from customers and remits it to the applicable jurisdiction. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was approximately $76,000 and $69,000 for the years then ended at December 31, 2016 and 2015, respectively. Advertising expense is included in selling, general and administrative expense on the accompanying Combined and consolidated Statement of Operations.

Income Taxes

As limited liability companies, the taxable income or loss of the Company is reported and filed as part of WSI’s combined and consolidated income tax return and is allocated to WSI’s members in accordance with the operating agreements and is reflected in their income taxes. Accordingly, the accompanying combined and consolidated financial statements do not reflect a provision or liability for federal or state income taxes.

Based upon its evaluation, the Company has concluded that there are no significant uncertain income tax positions requiring recognition in the consolidated financial statements. Management monitors proposed and issued tax laws, regulations and cases to determine the potential impact to uncertain income tax positions. The Company recognizes accrued interest and penalties, as appropriate, related to unrecognized income tax benefits in income tax expense. The Company recognized no interest in the year ended December 31, 2016 and there was no accrued interest at December 31, 2016.

The Company has determined that it does not have any material unrecognized tax benefits or obligations as of December 31, 2016 and 2015; however, those are subject to examination by federal and state tax authorities. As of December 31, 2016, tax years ended December 31, 2015, 2014, and 2013 are still potentially subject to audit by the taxing authorities.

15

The CFS Group

Notes to Combined and Consolidated Financial Statements

Recent Accounting Pronouncements

ASU 2016-02 “Leases (Topic 842).” Among other things, in the amendments in ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

-A lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and

-A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

The amended guidance is effective for the Company on January 1, 2019, with early adoption permitted. We are assessing the provisions of the amended guidance and evaluating the timing and impact on our consolidated financial statement and disclosures.

ASU 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments in ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This standard became effective for all annual periods ending after December 15, 2016 and thus is effective and adopted for these financial statements.

Statement of Cash Flows – ASU 2016-18, Statement of Cash Flows (Topic 230). The FASB issued amended authoritative guidance associated with the classification of certain cash receipts and cash payments on the statement of cash flows. The amended guidance addresses specific cash flow issues with the objective of reducing existing diversity in practice. The amended guidance is effective for the Company on January 1, 2018, with early adoption permitted. While we are still evaluating the impact of the amended guidance, we currently do not expect it to have a material impact on our consolidated financial statements.

Revenue Recognition – ASU 2014-09, Revenue From Contracts with Customers (Topic 606). This amended guidance requires companies to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the amendments will require enhanced qualitative and quantitative disclosures regarding customer contracts. The amended guidance associated with revenue recognition is effective for the Company on January 1, 2018. The amended guidance may be applied retrospectively for all periods presented or retrospectively with the cumulative effect of initially applying the amended guidance recognized at the date of initial adoption.

16

The CFS Group

Notes to Combined and Consolidated Financial Statements

Based on our work to date to assess the impact of this standard, we believe we have identified all material contract types and costs that may be impacted by this amended guidance. We expect to quantify and disclose the expected impact, if any, of adopting this amended guidance in the third quarter Form 10-Q. While we are still evaluating the impact of the amended guidance, we currently do not expect it to have a material impact on operating revenues.

Debt Issuance Costs — In April 2015, and as subsequently amended, the Financial Accounting Standards Board (“FASB”) issued amended authoritative guidance associated with debt issuance costs which were previously presented as assets related to recognized debt liabilities. The amended guidance requires that debt issuance costs, other than those costs related to line of credit arrangements, be presented on the balance sheet as a direct deduction from the related debt liability, which is similar to the presentation for debt discounts and premiums. This guidance was effective for the Company on January 1, 2016. The Company’s adoption of this guidance was applied retrospectively.

2. Property and Equipment

Property and equipment consists of the following as of December 31, 2016 and 2015:

December 31,	2016	2015

Land and buildings (excluding landfills)	$5,516,350	$5,493,236
Vehicles	9,772,933	7,759,459
Containers, compactors and landfill and recycling equipment	6,740,037	6,355,215
Furniture, fixtures, other office equipment and leasehold improvements	399,104	357,397

Total property and equipment	22,428,424	19,965,307

Less: Accumulated depreciation and amortization	10,050,770	6,666,084
Property and equipment, net	$12,377,654	$13,299,223

Depreciation and amortization expense for property and equipment was $3,643,193 and $3,162,424 for the years ended December 31, 2016 and 2015, respectively.

3. Landfill Sites, Accrued Closure, Post-Closure and Other Obligations

Landfill Sites

Landfill sites consists of the following as of December 31, 2016 and 2015:

December 31,	2016	2015

Landfill sites	$36,744,994	$29,588,357
Less: Accumulated depletion	(12,198,583)	(8,091,934)

Landfill sites, net	$24,546,411	$21,496,423

Depletion expense for landfill sites was $2,858,963 and $3,185,444 for the years ended December 31, 2016 and 2015, respectively.

17

The CFS Group

Notes to Combined and Consolidated Financial Statements

Changes in accrued closure and post-closure obligations for the years ended December 31, 2016 and 2015 are as follows:

December 31,	2016	2015

Balance at the beginning of year	$5,681,398	$3,590,903
Obligations incurred and capitalized	1,707,362	929,218
Revisions in estimated cash flows	41,430	799,990
Accretion	417,029	361,287

Balance at the end of year	$7,847,219	$5,681,398

The aggregate non-discounted annual payments required in respect of accrued closure and post-closure obligations for our permitted landfill sites are expected to be incurred beginning in 2018 and continuing through 2064.

Depreciation of projected asset retirement costs, including capping and post closure costs is recorded on a straight-line basis over the remaining life of the landfill since these costs are not associated with capacity usage (costs will be incurred regardless of future expansions). For the years ended December 31, 2016 and 2015, depreciation of $426,681 and $176,156 was included in the combined and consolidated statements of operations.

4. Intangible Assets

Intangible assets consists approximately of the following at December 31, 2016:

			Net
	Carrying	Accumulated	Carrying	Amortization
	Amount	Amortization	Amount	Period

Customer relationships	$3,450,000	$777,556	$2,672,444	15 years
Backlog	3,200,000	2,178,079	1,021,921	5 years
Tradenames	500,000	169,450	330,550	10 years
Non-compete covenant	5,000	2,417	2,583	10 years

Total identifiable intangibles	$7,155,000	$3,127,502	$4,027,498

Intangible assets consist approximately of the following at December 31, 2015:

			Net
	Carrying	Accumulated	Carrying	Amortization
	Amount	Amortization	Amount	Period

Customer relationships	$3,450,000	$546,913	$2,903,087	15 years
Backlog	3,200,000	1,532,656	1,667,344	5 years
Tradenames	500,000	119,240	380,760	10 years
Permits	5,000	1,417	3,583	10 years

Total identifiable intangibles	$7,155,000	$2,200,226	$4,954,774

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The CFS Group

Notes to Combined and Consolidated Financial Statements

Amortization expense for the years ended December 31, 2016 and 2015 was approximately $927,000 for both years. Future estimated amortization of goodwill and intangibles at December 31, 2016 is as follows:

Years Ending December 31,	Amount

2017	$927,000
2018	658,000
2019	281,000
2020	281,000
2021	281,000
Thereafter	1,599,000

$4,027,000

5. Long-Term Debt

Long-term debt consists of the following:

December 31,	2016	2015

Mortgage note payable to a bank, secured by real estate of TCR and guarantee of Company, bearing interest at 4.6%, due in monthly installments of $9,934, maturing May 2020.	1,310,944	1,364,988
Notes payable, secured by equipment, bearing interest at 0%, due in monthly installments of approximately $8,000 through October 2016, then approximately $4,600 monthly thereafter until March 2019.	123,000	215,898

	1,433,944	1,580,886
Less:
Current maturities	(114,171)	(144,804)

	$1,319,773	$1,436,082

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The CFS Group

Notes to Combined and Consolidated Financial Statements

Principal payments of long-term debt are as follows:

Years Ended December 31	Amount

2017	$114,171
2018	117,003
2019	78,767
2020	1,124,003
Thereafter	-

$1,433,944

There are no restrictive or financial covenants associated with any of the Company’s long-term debt facilities.

6. Lease Arrangements

The Company is obligated under capital leases for buildings and vehicles that expire at various dates through 2043. Property and equipment and related accumulated amortization recorded under capital leases consists of the following:

December 31,	2016	2015

Gross asset value	$6,954,748	$5,266,718
Less accumulated amortization	(1,387,879)	(713,652)

Net book value	$5,566,869	$4,553,066

Amortization expense of approximately $393,000 and $675,000 for assets held under capital lease obligations is included in depreciation and amortization for the years ended December 31, 2016 and 2015, respectively.

Future minimum capital lease payments were as follows at December 31, 2016:

2017	$874,041
2018	853,579
2019	840,070
2020	805,582
2021	767,970
Thereafter	5,151,515

Total payments	9,292,757
Less interest	(3,023,524)

6,269,233
Less current	(563,312)

$5,705,921

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The CFS Group

Notes to Combined and Consolidated Financial Statements

7. Related-Party Transactions

Amounts due to current and former officers and employees included in accounts payable and other accrued liabilities at December 31, 2016 and 2015 are approximately $831,000 and $811,000 which includes amounts due for expense reimbursement, bonuses, and deferred salaries.

The Company’s external legal representative is a partial owner in WSI. The Company’s insurance broker is also a partial owner in WSI. Additionally, the Company’s closure bonds and collection performance bonds are provided by a partial owner in WSI.

CFS has a long term rent agreement with TCR as described in Note 10 under Variable Interest Entity.

8. Employee Benefit Plans

CFS sponsors a 401(k) employee savings plan.  The plan allows eligible employees to contribute a portion of their compensation on a pretax basis through plan contributions.  CFS matches 4% of eligible compensation.  Total contributions to this plan were $93,900 and $72,968 for the years ended December 31, 2016 and 2015.

9. Commitments and Contingencies

Landfill Host Agreements

CFS has a host agreement with the City of Petersburg (the “City”). Under the terms of the agreement, CFS agreed to apply for expansion permits which would provide for an estimated disposal capacity of 20 years at Tri-City Regional Landfill. CFS also agreed to apply for all necessary permits to construct and operate a waste transfer station on the property as soon as possible and within twenty-four months of receiving all expansion permits. As part of the host agreement, CFS also agreed to accept municipal solid waste generated by the City and by curbside collection conducted within for the life of the transfer station or 25 years, whichever is greater.

Other key aspects of the agreement include the following:

●	CFS will pay the City a host fee of $1 per ton for each ton of waste disposed of in the Tri-City Regional Landfill, and $1 per ton for all waste received at the transfer station, regardless of where the waste is actually deposited. For the years ended December 31, 2016 and 2015, host fees were $237,685 and $173,524, respectively.

●	The Company will also pay the City fifty percent of all net revenues generated from the sale of recyclable materials and methane gas from the Tri-City Regional Landfill. For the years ended December 31, 2016 and 2015, CFS did not generate any sales from recyclable materials or methane gas.

●	The Company will reimburse the City up to a maximum of $55,000 per year to defray costs and expenses of employing a city landfill liaison. A city liaison was identified in 2015 and the Company paid $55,000 for both of the years ended December 31, 2016 and 2015.

●	The Company will make an annual contribution of $50,000 to be used for a specific expenditure to be agreed upon annually between the Company and the City.

●	If the Landfill is sold to an entity not affiliated with CFS at any time before August 31, 2019, the Company will be required to remit 5% of the sales price to the City. Any purchaser must also agree to be bound under the terms of the host agreement.

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The CFS Group

Notes to Combined and Consolidated Financial Statements

Lunenburg Landfill has a host agreement with the County of Lunenburg (the “County”). Under the terms of the agreement, Lunenburg Landfill agreed to apply for the expansion permits which would provide for an estimated disposal capacity of 25 years. The daily waste volume accepted for disposal in the landfill will not exceed 1,000 tons unless otherwise agreed to by the parties and with permit amendment. Lunenburg Landfill also agreed to assist the County in locating and constructing the convenience stations and to apply for all necessary permits to provide disposal service for the convenience stations located throughout the County. As part of the host agreement, Lunenburg Landfill also agreed to accept municipal solid waste generated by the County (including the towns of Victoria and Kenbridge) and by curbside collection conducted within for the life of the landfill or 25 years, whichever is greater.

Other key aspects of the agreement include the following:

●	Lunenburg Landfill will pay the County a host fee of $1 per ton for each ton of waste disposed of in the Landfill. The host fee will be adjusted annually, beginning January 1st of the seventh year to reflect increases in the Consumer Price Index (CPI) published by the Bureau of Labor for all urban customers. Such annual increases in the CPI shall be added to the previous year’s host fee so that if the CPI during year six is three percent (3%), the host fee for year seven will be $1.03, and so forth. Host fees will be renegotiated in the event that daily waste taken exceeds 1,000 tons per day. Beginning in January 2014, Lunenburg Landfill will guarantee a minimum host fee payment to Lunenburg County of $150,000 per year for the life of the agreement whether or not such volume has been received in the landfill. For the years ended December 31, 2016 and 2015, host fees paid were $102,256 and $40,571 and as of December 31, 2016, the Company has an accrued liability for the remaining $47,744 due Lunenburg County per the agreement.

●	The Company will also pay the County fifty percent of all net revenues generated from the sale of recyclable materials and methane gas. For the years ended December 31, 2016 and 2015, Lunenburg Landfill paid the County $-0-, respectively, related to revenues generated from the sale of recyclable materials and methane gas.

●	The Company will reimburse the County up to a maximum of $55,000 per year to defray costs and expenses of employing a city landfill liaison. The amount of reimbursement shall be adjusted annually in January of each year based on the CPI. For both years ended December 31, 2016 and 2015, Lunenburg Landfill reimbursed the County $55,000.

●	The Company will make an annual contribution of $50,000 to be used for a specific expenditure to be agreed upon annually between the Company and the County.

●	If the Landfill is sold to an entity not affiliated with Lunenburg Landfill at any time within twenty-five (25) years from the date of closing, the Company will be required to remit 10% of the sales price to the County. Any purchaser must also agree to be bound under the terms of the host agreement.

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The CFS Group

Notes to Combined and Consolidated Financial Statements

The Company will maintain a Performance Bond that is approved by Lunenburg County which would be used to pay for mitigation and remediation as may be necessary as a result of the operation of the Lunenburg landfill. As an alternative to the Performance Bond, the Company may establish a cash Mitigation Fund. The Company is required to deposit $50,000 per year into the Mitigation Fund until the fund reaches $1,500,000. As of December 31, 2016, the Company deposited a total of $150,000 into the Mitigation Fund.

Financial Assurance - Landfills

As part of the landfill agreement between CFS and the City of Petersburg, CFS is committed to provide evidence of financial assurance for the closure and post-closure obligations associated with the Tri-City Regional Landfill in accordance with Virginia Department of Environmental Quality (“DEQ”) requirements. The financial assurance required by the DEQ at December 31, 2016 was $7,556,000, which consisted of an estimated $4,436,000 in closure costs, $2,804,000 in post-closure costs, $316,000 in corrective action costs related to a groundwater contamination finding, and $39,122 in waste removal costs related to the Tri-City Material Recycling Facility. The amount included for the corrective action costs is a statutory amount required prior to approval of the corrective action plan and related estimated costs. The Company meets requirements of the financial assurance through a bonding instrument equal to the amounts above.

As part of the landfill agreement between RWG5 and the County of Lunenburg, RWG5 is committed to provide evidence of financial assurance for the closure and post-closure obligations associated with the Lunenburg Landfill in accordance with DEQ requirements. The financial assurance required by DEQ at December 31, 2016 was $3,075,000, which consisted of an estimated $1,664,000 in closure costs and $1,411,000 in post-closure costs. The Company has posted financial assurance utilizing a bonding instrument.

Surety Bonds and Letters of Credit

Municipal solid waste service and other service contracts, permits and licenses to operate transfer stations, landfills and recycling facilities may require performance or surety bonds, letters of credit or other means of financial assurance to secure contractual performance. The amount of the financial assurance requirements varies by contract. To collateralize our obligations we have provided customers, various regulatory authorities and our insurer with such bonds and letters of credit amounting to approximately $12,234,000 and $10,245,000 as of December 31, 2016 and 2015. The majority of these obligations expire each year and will need to be renewed. These amounts are included in prepaid expenses and other on the combined and consolidated balance sheets.

Environmental Risks

We are subject to liability for environmental damage that our solid waste facilities may cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, including damage resulting from conditions existing prior to the acquisition of such facilities. Pollutants or hazardous substances whose transportation, treatment or disposal was arranged by us or our predecessors, may also subject us to liability for any off-site environmental contamination caused by these pollutants or hazardous substances.

In May 2015, the Company experienced a waste slide at the Tri-City Regional Landfill and incurred costs of $2,400,000 to repair the slide. These costs have been included as direct operating costs in the Company’s combined and consolidated financial statements for the year ended December 31, 2015. The remediation process was completed in late 2015 and the Company does not anticipate any further liabilities to be incurred with respect to this matter.

Any substantial liability for environmental damage incurred by us could have a material adverse effect on our financial condition, results of operations or cash flows. As of the date of these Combined and consolidated Financial Statements, we estimate the range of reasonably possible losses related to environmental matters to be insignificant and are not aware of any such environmental liabilities that would be material to our operations or financial condition.

23

The CFS Group

Notes to Combined and Consolidated Financial Statements

Specific Legal Proceedings

The Company evaluates potential loss contingencies in accordance with ASC 450 – Contingencies (“ASC 450”). ASC 450 requires the Company to evaluate the likeliness of material loss to determine whether any specific accounting or disclosure is required. If the likelihood of loss is deemed probable and the cost is estimable, the Company accrues the estimated loss in its financial statements and discloses the nature of the matter. If the probable loss cannot be estimated, the Company discloses the nature of the matter noting the likelihood of loss. If the likelihood of loss is deemed reasonably possible, the Company will disclose such matter including an estimate of loss if the loss is estimable. If the loss is not estimable, such fact will be disclosed. If the likelihood of loss is considered remote, no accrual or disclosure is made.

A former lessor of equipment to the Company filed suit against the Company in 2016 for contract breach seeking total damages of $4,097,641. The Company filed a counter claim seeking $9,359,522 alleging breach against the lessor. The Company settled this matter on January 8, 2017 and was required to pay $700,000 to the lessor. The settlement payable of $700,000 is included in accrued liabilities on the balance sheet of the Company as of December 31, 2016.

CFS is a defendant in a collective action lawsuit filed by a group of current and former employees. CFS denies that the plaintiffs are entitled to additional compensation and plans to vigorously defend against the lawsuit. The Company believes that the likelihood of a loss is reasonably possible; however, the amount of the loss is not reasonably estimable at this time since the matter is still in an early stage and the size of the class in the lawsuit has not yet been determined. The Company maintains an employment practices liability insurance policy which provides coverage of $100,000 for this lawsuit. Additionally, the Company has $600,000 of funds in escrow which could be used to cover any additional potential loss.

General Legal Proceedings

In the normal course of our business and as a result of the extensive governmental regulation of the solid waste industry, we may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on us or revoke or deny renewal of an operating permit or license that is required for our operations. From time to time, we may also be subject to actions brought by adjacent landowners or residents in connection with the permitting and licensing of transfer stations and landfills or allegations related to environmental damage or violations of the permits and licenses pursuant to which we operate. In addition, we may become party to various claims and suits for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of a waste management business. No provision has been made in the combined and consolidated financial statements for such matters. We do not currently believe that the possible losses in respect of outstanding litigation matters would have a material adverse impact on our business, financial condition, results of operations or cash flows.

10. Variable Interest Entity

TCR leases a facility to the Company used in the operation of the Tri-City Regional Landfill in Petersburg. The sole source of TCR’s revenues is lease payments from the Company. While the creditors of TCR do not have general recourse to the assets of the Company, there is an obligation to perform by the Company under the leases which collateralize mortgage obligations. The terms of the lease are for a period of 20 years with a 10 year renewal option. The annual lease payments made by the Company to TCR were $267,840 and $283,654 for the years ended December 31, 2016 and 2015, respectively. The lease includes an annual escalation in rent payments of 1.5%. The equity, income and any contributions or distributions of equity are reported under non-controlling interest in the combined and consolidated financial statements of the Company. A summary of TCR amounts included in the combined and consolidated financial statements are as follows as of December 31, 2016 and 2015:

Total assets, liabilities, income and expenses of TCR in the combined and consolidated financial statements at December 31, 2016 and 2015 are $1,473,374 and $1,519,388, $1,310,944 and $1,364,988, $283,908 and $316,946, and $137,278 and $129,642, respectively.

At December 31, 2016 and 2015, total liabilities include the mortgage obligations of TCR in the aggregate of approximately $1,311,000 and $1,365,000, collateralized by the net book value of the facilities under lease by the Company of approximately $1,459,000 and $1,507,000, respectively.

11. Subsequent Events

In preparing these combined and consolidated financial statements, management has evaluated events and transactions for potential recognition or disclosure through May 1, 2017, the date the combined and consolidated financial statements were available to be issued.

On February 15, 2017, 100% of the Company’s membership interests were acquired by Meridian Waste Solutions, Inc. (“Meridian”) in exchange for the following: (i) $40,000,000 in cash and assumption of certain capital leases, subject to a working capital adjustment in accordance with the Membership Interest Purchase Agreement and (ii) 500,000 shares of Meridian’s common stock. Meridian is a vertically integrated, non-hazardous solid waste services company traded on NASDAQ.

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